THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

               THESE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID
                AT 4:30 P.M. (NEW YORK TIME) ON October 31, 2008

                             SHARE PURCHASE WARRANTS
                          TO PURCHASE COMMON SHARES OF
                          GAMMACAN INTERNATIONAL, INC.

                      incorporated in the State of Delaware

Warrant Certificate No.: _______

THIS IS TO CERTIFY THAT Bank Sal. Oppenheim jr. & Cie. (Switzerland) Ltd. (the "Holder"), has the right to purchase, upon and subject to the terms and conditions hereinafter referred to, up to 333,333 fully paid and non-assessable common shares (the "Shares") in the capital of Gammacan International, Inc. (hereinafter called the "Company") on or before 4:30 p.m. (New York time) on October 31, 2008 (the "Expiry Date") at a price per Share (the "Exercise Price") of US$1.00 on the terms and conditions attached hereto as Appendix "A" (the "Terms and Conditions").

      1. ONE (1) WARRANT AND THE EXERCISE PRICE ARE REQUIRED TO PURCHASE ONE SHARE. THIS CERTIFICATE REPRESENTS 333,333 WARRANTS.

      2. These Warrants are issued subject to the Terms and Conditions, and the Warrant Holder may exercise the right to purchase Shares only in accordance with those Terms and Conditions.

      3. Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder hereof or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date, and from and after such time, this Warrant and all rights hereunder will be void and of no value.

IN WITNESS WHEREOF the Company has executed this Warrant Certificate this 31st day of October, 2005.

GAMMACAN INTERNATIONAL, INC.


Per:     /s/ Vered Caplan
         --------------------------------------------
         Authorized Signatory


THESE SECURITIES WERE ISSUED IN AN OFFSHORETRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAYNOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

                                  APPENDIX "A"

TERMS AND CONDITIONS dated October 31, 2005, attached to the Warrants issued by

Gammacan International, Inc.

1.    INTERPRETATION

1.1   Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

      (a) "Company" means Gammacan International, Inc. until a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter "Company" will mean such successor corporation;

      (b) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

      (c) "Director" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a Board, or whenever duly empowered, action by an executive committee of the Board;

      (d) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section," followed by a number refer to the specified Article or Section of these Terms and Conditions;

      (e) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

      (f) "shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

      (g)   "Warrant Holders" or "Holders" means the holders of the Warrants;
            and

      (h) "Warrants" means the warrants of the Company issued and presently authorized and for the time being outstanding.

1.2   Gender

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3   Interpretation not affected by Headings

The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4   Applicable Law

The Warrants will be construed in accordance with the laws of the state of Delaware.

2.    ISSUE OF WARRANTS

2.1   Additional Warrants

The Company may at any time and from time to time issue additional warrants or grant options or similar rights to purchase shares of its capital stock.

2.2   Warrant to Rank Pari Passu

All Warrants and additional warrants, options or similar rights to purchase shares from time to time issued or granted by the Company, will rank pari passu whatever may be the actual dates of issue or grant thereof, or of the dates of the certificates by which they are evidenced.

2.3   Issue in substitution for Lost Warrants

      (a) In case a Warrant becomes mutilated, lost, destroyed or stolen, the Company, at its discretion, may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

      (b) The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Company in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion, and will pay the reasonable charges of the Company in connection therewith.

2.4   Warrant Holder Not a Shareholder

The holding of a Warrant will not constitute the Holder thereof a shareholder of the Company, nor entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

3.    NOTICE

3.1   Notice to Warrant Holders

Any notice required or permitted to be given to the Holders will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Holder's Warrant or to such other address as any Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.2   Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

                  Gammacan International, Inc.
                  11 Ben Gurion Street
                  54100 Givat Shmuel, Israel

                  Attention:  Vered Caplan

                  Fax No. 972 3 5324038

                  with a copy to:

                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas
                  New York, New York 10018

                  Attention: Thomas A. Rose, Esq.

                  Fax: 212.930.9725

4.    EXERCISE OF WARRANTS

4.1   Method of Exercise of Warrants

      (a) The right to purchase shares conferred by the Warrants may be exercised by the Holder surrendering the Warrant Certificate representing same, with a duly completed and executed subscription in the form attached hereto and a bank draft or certified check payable to or to the order Company, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of the United States of America, to the Company at the address set forth in, or from time to time specified by the Company pursuant to, Section 3.2.

      (b) If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering the resale of the shares underlying this Warrant by the Holder at such time, this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

            (A) = the closing bid price of the Common Stock on the trading day immediately preceding the date of such election;

            (B)   = the Exercise Price of this Warrant, as adjusted; and

            (X) = the number of shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

4.2   Effect of Exercise of Warrants

      (a) Upon surrender and payment as aforesaid the shares so subscribed for will be deemed to have been issued and such person or persons will be deemed to have become the Holder or Holders of record of such shares on the date of such surrender and payment, and such shares will be issued at the subscription price in effect on the date of such surrender and payment.

      (b) Within five business days after surrender and payment as aforesaid, the Company will forthwith cause to be delivered to the person or persons in whose name or names the shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

      (c) If the Company fails to deliver to the Holder a certificate or certificates representing the shares within five trading days from the delivery of an exercise notice, then the Holder will have the right to rescind such exercise.

4.3   Subscription for Less Than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.4   Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such shares.

4.5   Expiration of Warrants

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

4.6   Time of Essence

Time will be of the essence hereof.

4.7   Subscription Price

Each Warrant is exercisable at a price per share (the "Exercise Price") of US$1.00. One (1) Warrant and the Exercise Price are required to subscribe for each share during the term of the Warrants.

4.8   Adjustment of Exercise Price

      (a) The Exercise Price and the number of shares deliverable upon the exercise of the Warrants will be subject to adjustment in the event and in the manner following:

            (i) If and whenever the Company issues or sells any shares of the Company for an effective consideration per share of less than the then Exercise Price or for no consideration (such lower price, the "Base Share Price"), then, the Exercise Price shall be reduced to equal the Base Share Price. Such adjustment shall be made whenever shares of the Company are issued.

            (ii) If and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares the Exercise Price will be decreased or increased proportionately as the case may be; upon any such subdivision or consolidation the number of shares deliverable upon the exercise of the Warrants will be increased or decreased proportionately as the case may be.

            (iii) In case of any capital reorganization or of any
                  reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a "Reorganization"), each Warrant will after such Reorganization confer the right to purchase the number of shares or other securities of the Company (or of the Company's resulting from such Reorganization) which the Warrant Holder would have been entitled to upon Reorganization if the Warrant Holder had been a shareholder at the time of such Reorganization.

                  In any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article Four relating to the rights and interest thereafter of the Holders of the Warrants so that the provisions of this Article Four will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization on the exercise of the Warrants.

                  The subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this clause 4.8(a)(ii).

      (b) The adjustments provided for in this Section 4.8 are cumulative and will become effective immediately after the record date or, if no record date is fixed, the effective date of the event which results in such adjustments.

4.9   Determination of Adjustments

If any questions will at any time arise with respect to the Exercise Price or any adjustment provided for in Section 4.8, such questions will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of certified public accountants in the United States of America that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holders of the Warrants.

5.    COVENANTS BY THE COMPANY

5.1   Reservation of Shares

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of shares to satisfy the rights of purchase provided for herein and in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all shares which they are or may be entitled to purchase pursuant thereto and hereto.

6.    WAIVER OF CERTAIN RIGHTS

6.1   Immunity of Shareholders, etc.

The Warrant Holder, as part of the consideration for the issue of the Warrants, waives and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Warrant.

7.    MODIFICATION OF TERMS, MERGER, SUCCESSORS

7.1   Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

7.2   Warrants Not Transferable

The Warrant and all rights attached to it are not transferable.

                              FORM OF SUBSCRIPTION


TO:      Gammacan International, Inc.
         11 Ben Gurion Street
         54100 Givat Shmuel, Israel

The undersigned Holder of the within Warrants hereby subscribes for ___________________ common shares (the "Shares") of Gammacan International, Inc. (the "Company) pursuant to the within Warrants at US$1.00 per Share on the terms specified in the said Warrants. This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:


NAME(S) IN FULL                   ADDRESS(ES)               NUMBER OF SHARES
---------------                   -----------               ----------------


-----------------------  ------------------------------  -----------------------

-----------------------  ------------------------------  -----------------------

-----------------------  ------------------------------  -----------------------

                           TOTAL:
                                                         -----------------------

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs. or Miss is applicable).

DATED this _____ day of ______________________, 200___.

In the presence of:



------------------------------------------    ----------------------------------
Signature of Witness                          Signature of Warrant Holder

Please print below your name and address in full.

Name (Mr./Mrs./Miss)
                     -----------------------------------------------------------

Address
                     -----------------------------------------------------------


                     -----------------------------------------------------------

                          INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration or enlargement or any change whatever. If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant certificate and the form of subscription are being forwarded by mail, registered mail must be employed.